CLIFFS

NEWS RELEASE

Cliffs Natural Resources Inc. Agrees to Sell its Chromite Assets in Canada

CLEVELAND – March 23, 2015 – Cliffs Natural Resources Inc. **(NYSE: CLF)** is pleased to announce that it has entered into a definitive agreement to sell its Chromite assets in Northern Ontario, Canada to Noront Resources Ltd. for $20 million. The transaction is comprised of the chromite deposits and associated claims held by Cliffs.

The sale of these assets to Noront, an experienced mining company with a strategic interest in the Ring of Fire region, further demonstrates execution of Cliffs' strategy which includes divesting non-core assets and focusing on being the major supplier of iron ore pellets to the North American steel industry.

Moelis & Company acted as financial advisor to Cliffs Natural Resources Inc.

About Cliffs Natural Resources Inc.

Cliffs Natural Resources Inc. is a leading mining and natural resources company in the United States. The Company is a major supplier of iron ore pellets to the North American steel industry from its mines and pellet plants located in Michigan and Minnesota. Cliffs also operates an iron ore mining complex in Western Australia. Additionally, Cliffs produces low-volatile metallurgical coal in the U.S. from its mines located in Alabama and West Virginia. Driven by the core values of safety, social, environmental and capital stewardship, Cliffs' employees endeavor to provide all stakeholders operating and financial transparency.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Although Cliffs believes that these forward-looking statements and the underlying assumptions are reasonable, we cannot assure you that they will prove to be correct. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. These risk factors include without limitation: our ability to successfully execute an exit option for our Bloom Lake mine that minimizes the cash outflows and associated liabilities of our Canadian operations including the Companies' Creditors Arrangement Act (Canada) process; trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; our actual levels of capital spending; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand and any slowing of the economic growth rate in China; our ability to successfully identify and consummate any strategic investments and complete planned divestitures; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any

other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding any modifications to sales contract provisions; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to cost-effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; the satisfaction of the conditions precedent to completing the Exchange Offers, including refinancing the existing credit facility, entering into the ABL Facility and the completion of the offering of the New First Lien Notes, and our ability to consummate any or all of the Exchange Offers; and other factors and risks that are set forth in the Company's most recently filed reports with the U.S. Securities and Exchange Commission. The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

Contact:
Patricia Persico
Director, Global Communications
(216) 694-5316

# # #